Exhibit 99.2

Q3 Financial PerformanceOctober 30, 2017

‘Non-GAAP’ Items and Forward-Looking StatementsThis presentation contains the following non-GAAP measures:Percentage changes in net sales, excluding currency rate effects (for each segment, and the Company as a whole);Adjusted EBITDA (for each segment, and the Company as a whole; absolute and as a percentage of sales);Net debt; andNet income per share attributable to the Company, excluding adjustments. We think such items provide useful information to investors regarding the Company’s core operational performance. See the Company’s earnings release (which accompanies this presentation) for additional information including reconciliations to GAAP measures.  This presentation also may contain statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. We disclaim any obligation to update any information in this presentation to reflect any changes or developments after the date on the cover page. Certain additional disclosures regarding our use of these ‘non-GAAP’ items and forward-looking statements are set forth in our third-quarter earnings press release dated October 30, 2017, and in our SEC filings, including our most recent quarterly reports and our annual reports for the years ended December 31, 2014, 2015, and 2016. Our use of such items in this presentation is subject to those additional disclosures, which we urge you to read. 2

Net Sales by Segment  3    (in thousands, except percentages)   Net SalesThree Months endedSeptember 30, 2017 2016      PercentChange  Impact of Changesin CurrencyTranslation Rates  Percent Changeexcluding Currency Rate Effect  Machine Clothing (MC)   $150,694   $143,248   5.2%   $1,771   4.0%  Albany Engineered Composites (AEC)   71,447   48,024   48.8%   486   47.8%  Total   $222,141   $191,272   16.1%   $2,257   15.0%    (in thousands, except percentages)   Net SalesNine Months endedSeptember 30, 2017 2016      PercentChange  Impact of Changesin CurrencyTranslation Rates  Percent Changeexcluding Currency Rate Effect  Machine Clothing (MC)   $440,093   $437,445   0.6%   ($1,311)   0.9%  Albany Engineered Composites (AEC)   196,896   129,348   52.2%   (263)   52.4%  Total   $636,989   $566,793   12.4%   ($1,574)   12.7%

Gross Profit Margin by QuarterPercentage of Net Sales  4  Includes 7.3% impact from profitability revision in two AEC contracts

Net Income (GAAP) and Adjusted EBITDA (non-GAAP) by Segment

	Three Months ended September 30, 2017				Three Months ended September 30, 2016			
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$42,674	$(9,301)	$(11,070)	$22,303	$40,039	$(4,529)	$(10,690)	$24,820
Interest, taxes, other income/expense	-	-	(7,083)	(7,083)	-	-	(11,411)	(11,411)
Net income (GAAP)	42,674	(9,301)	(18,153)	15,220	40,039	(4,529)	(22,101)	13,409
Interest expense, net	-	-	4,429	4,429	-	-	3,681	3,681
Income tax expense	-	-	3,809	3,809	-	-	7,488	7,488
Depreciation and amortization	8,380	8,591	1,159	18,130	9,032	8,027	1,386	18,445
EBITDA (non-GAAP)	51,054	(710)	(8,756)	41,588	49,071	3,498	(9,546)	43,023
Restructuring expenses, net	96	5,407	-	5,503	(212)	640	(102)	326
Foreign currency revaluation losses/(gains)	1,114	137	266	1,517	86	-	(308)	(222)
Write-off of inventory in a discontinued product line	-	3,155	-	3,155	-	-	-	-
Pretax loss/(income) attributable to non-controlling interest in ASC	-	136	-	136	-	(428)	-	(428)
Adjusted EBITDA (non-GAAP)	$52,264	$8,125	$(8,490)	$51,899	$48,945	$3,710	($9,956)	$42,699

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ALBANY INTERNATIONAL

Net Income (GAAP) and Adjusted EBITDA (non-GAAP) by Segment

	Nine Months ended September 30, 2017				Nine Months ended September 30, 2016			
(in thousands)	Machine Clothing	Albany Engineered Composites*	Corporate expenses and other	Total Company	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$119,352	$(32,242)	$(33,523)	$53,587	$112,583	$(14,083)	$(33,554)	$64,946
Interest, taxes, other income/expense	-	-	(26,160)	(26,160)	-	-	(28,120)	(28,120)
Net income (GAAP)	119,352	(32,242)	(59,683)	27,427	112,583	(14,083)	(61,674)	36,826
Interest expense, net	-	-	13,042	13,042	-	-	9,610	9,610
Income tax expense	-	-	12,138	12,138	-	-	20,613	20,613
Depreciation and amortization	25,098	24,613	3,545	53,256	27,845	17,778	5,601	51,224
EBITDA (non-GAAP)	144,450	(7,629)	(30.958)	105,863	140,428	3,695	(25,850)	118,273
Restructuring expenses, net	1,012	9,208	-	10,220	5,921	1,787	(55)	7,653
Foreign currency revaluation (gains)/losses	4,427	171	2,318	6,916	1,646	5	(2,355)	(704)
Write-off of inventory in discontinued product line in 2017 / Acquisition expenses in 2016	-	3,155	-	3,155	-	5,367	-	5,367
Pretax (income)/loss attributable to non-controlling interest in ASC	-	(178)	-	(178)	-	36	-	36
Adjusted EBITDA (non-GAAP)	$149,889	$4,727	$(28,640)	$125,976	$147,995	$10,890	$(28,260)	$130,625

* Includes $15.8 million charge for AEC contract revisions

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ALBANY INTERNATIONAL

7  Earnings Per Share      Per share amounts (Basic)  Three Months endedSeptember 30, 2017 2016    Nine Months endedSeptember 30, 2017 2016    Net income attributable to the Company, as reported (GAAP)  $0.47  $0.41  $0.85*  $1.15  Adjustments:          Restructuring expenses, net  0.11  0.01  0.20  0.15  Discrete tax adjustments and effect of change in income tax rate  (0.10)  (0.01)  (0.07)  (0.03)  Foreign currency revaluation losses/(gains)  0.03  -  0.14  (0.01)  Write-off of inventory in a discontinued product line  0.06  -  0.06  -  Acquisition expenses  -  -  -  0.11  Net income attributable to the Company, excluding adjustments (non-GAAP)  $0.57  $0.41  $1.18  $1.37  * Includes $0.31 charge for AEC contract revisions

Total Debt (GAAP) and Net Debt* (non-GAAP)$ thousands  8  *Total debt less cash see table 19 for reconciliation of total debt to net debt